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Exhibit 10.14

        DATED                          2012

BEN SHERMAN GROUP LIMITED	(1)
- and -
PANAYIOTIS PHILIPPOU	(2)

COMPROMISE AGREEMENT
WITHOUT PREJUDICE AND SUBJECT TO
CONTRACT

THIS COMPROMISE AGREEMENT is made on                        2012

BETWEEN:

(1)
BEN SHERMAN GROUP LIMITED whose registered office is at 20 Portadown Road, Lurgan, Co. Armagh BT66 8RE Company Registration No Nl027297 (the "Company"); and

(2)
PANAYIOTIS PHILIPPOU of XXX XXXXXXXXX XXXXX XXXXXXXXX (the "Executive").

THE PARTIES HAVE AGREED the following:

PRELIMINARY:

(A)
The Executive's employment with the Company under the terms of the Employment Contract (as defined below) will terminate on 9 November 2012.

(B)
Following discussions between the parties about the Executive's performance, this Agreement sets out the terms on which the Executive has agreed to compromise all of the claims the Executive has or may have against the Company or any Associated Company or any Associated Person in respect of the Executive's employment and its termination.

(C)
This Agreement is in full and final settlement of all claims including those claims alleged in (B) above that the Executive may have against the Company and any Associated Company and any Associated Person unless expressly stated in this Agreement.

1.     Definitions and Interpretation

1.1
In this Agreement the following words and expressions shall have the following meanings save where the context otherwise requires:

"Adviser"	as defined in clause 14;
"Associated Company"
means any company of which the Company is a Subsidiary (its holding company) and any Subsidiary of the Company or any such holding company or any other undertaking or entity (of whatsoever nature) which is controlled by the Company or which controls the Company. For these purposes "control" means the direct or indirect possession of the power to direct or cause the direction of the management of an entity whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt Associated Companies include Oxford Industries Inc, a corporation organised under the laws of the State of Georgia, USA and having its principal office at 999 Peachtree Street NE, Suite 688, Atlanta, Georgia 30309, and its Subsidiaries;
"Associated Person"	means the Company's or any Associated Company's former or existing shareholders, officers, employees or directors;

"Confidential Information"	means (without limitation) information relating to the Company's and/or its Associated Companies' suppliers and their terms of business, customers or clients and their requirements, prices charged and terms of business with customers or clients, financial information, results and forecasts, employees and their remuneration, ideas, designs, business methods, financial plans, marketing campaigns or strategies, marketing plans, development plans, sales agreements, computer systems and software, know-how or trade secrets or other matters connected with the products or services manufactured, marketed, distributed, provided or obtained by the Company or its Associated Companies or any information which the Executive is told is confidential or any information which has been given to the Company or any Associated Company in confidence by customers, clients, suppliers or other persons or any information that the Executive created, developed, received or obtained in connection with his employment.
"Employment Contract"	the contract of employment between the Company and the Executive dated 1 October 2009 and any associated documentation;
"ERA"	means the Employment Rights Act 1996, as amended;
"Excepted Claims"	means (i) claims which are not permitted by law to be waived (whether in whole or in part) (ii) any claim to enforce rights or obligations under this Agreement;
"HMRC"	means HM Revenue & Customs;
"LTIP"	means the Ben Sherman Long Term Incentive Plan and associated documents including but not limited to the letter to the Executive dated 1 October 2009;
"Performance Share Unit Programme"
means the programme set out in the Oxford Industries Inc. Performance Share Unit Award Programme for Fiscal 2012 Terms and Conditions and associated documents including but not limited to the Agreement between the Executive and Oxford Industries Inc. dated as of 15 March 2011 and the letter to the Executive from Oxford Industries dated 20 March 2012 and signed by the Executive on 1 June 2012;
"Reference"	means the reference in respect of the Executive in the form set out in Schedule 3;
"Specific Claims"
means the claims set out in Schedule 1 and any of the claims referred to in the Recitals above and claims arising from the circumstances mentioned in the Recitals above or any claims arising from the circumstances set out in correspondence from DMH Stallard to ScullyTwiss or the Company in respect of the Executive and the termination of his employment;

"Subsidiary"	has the meaning ascribed to it in Section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) a nominee;
"Termination Date"	means 9 November 2012; and
"Termination Payment"	the aggregate of the payments to be made by the Company pursuant to Clauses 2 and 3.
1.2
References in this Agreement to statutory provisions or the provisions of other legislation shall be construed as references to those provisions as respectively replaced or amended or re-enacted from time to time.

2.     Termination of Employment

2.1
The Executive's employment will terminate on the Termination Date.

2.2
The Executive will receive his salary and all contractual benefits in the usual way (subject to the rules of the relevant benefit agreements in force from time to time) for the period from 1 November 2012 until 4 November 2012.

2.3
The Executive was given notice of termination pursuant to the Employment Contract on 4 November 2012 and from that date to the Termination Date the Executive will remain as an employee of the Company but shall not perform any services for the Company or any Associated Company ("Garden Leave").

2.4
During Garden Leave the Company shall be under no obligation to provide any work to, or vest any powers in, the Executive and the Executive shall have no rights to perform any services for the Company or any Associated Company.

2.5
During the period of Garden Leave the Executive shall:

(a)
remain an employee of the Company and save as modified by the terms of this Agreement, remain bound by the terms of his existing contract of employment;

(b)
not, without the prior written consent of Tom Campbellof Oxford Industries Inc., attend his place of work or any other premises of the Company or any Associated Company or access the information technology systems, including but not limited to email, intranet or proprietary systems of the Company or any Associated Company;

(c)
not without the prior written consent of Tom Campbellof Oxford Industries Inc., contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, member, adviser or other business contact of the Company or any Associated Company;

(d)
be deemed to take any accrued but unused holiday entitlement.

2.6
The Executive will resign from the Executive's directorship of the Company and the Associated Companies listed in Schedule 4 with effect from the Termination Date. The Executive will sign forms of resignation from the offices the Executive holds in the Company and those Associated Companies in the terms of Schedule 4.

2.7
The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name in order to effect the immediate resignation of the Executive from any office, trusteeship or position that he holds in or on behalf of the Company and any Associated Company.

2.8
Save for those payments or benefits expressly provided for in this Agreement, the Executive acknowledges and agrees that the Executive is not entitled to any other remuneration, holiday pay, bonus, commission, profit-sharing, long term incentive payment, stock, restricted stock unit or any other sums or benefits whether contractual or otherwise or to any payment in compensation of such claims for the loss of any rights or benefits under any bonus, long term incentive plan or other schemes operated by the Company or any Associated Company in which the Executivemay have participated at any time including, for the avoidance of doubt, the LTIP and the Performance Share Unit Programme.

2.9
XXX XXXXXXX XXXXX XXXXXX XX XXXXXXX XXXX XXXXX XXXXXXXX XXXXXXXXX XXX XXXXXXXXX XXX XXX XXXXXX XXX XXXXXXX XX XXXXXXX XX XXX XXXXXXXXX XX XX XXXX XXX XXXXXXX XXXXX XXXXXX XX XXXXXXX XXXX XXXXX XXXXXXXX XXXXXXXXX XXX.

3.     Compensation for Loss of Employment

3.1
Subject to the Executive's compliance with the Executive's obligations under this Agreement and receipt by the Company of the Adviser's certificate signed by the Adviser under the terms of this Agreement the Company shall within twenty eight (28) days of the later of the Termination Date and the date of this Agreement pay the Executive:

(a)
£123,500 (one hundred and twenty three thousand, five hundred pounds) being payment in lieu of basic salary for his six month notice period, including for the avoidance of doubt, the period from 5 November 2012 until the Termination Date which was served on garden leave in accordance with Clause 2 of this Agreement, less the normal deductions for tax and national insurance; and

(b)
£85,500 (eighty five thousand five hundred pounds) as an ex gratia payment as compensation for loss of employment but without admission of liability (this £85,500 being the "Compensation Payment").

3.2
The first £30,000 of the Compensation Payment will be paid without deduction of income tax and national insurance by the Company prior to payment to the Executive on the basis that the Company believes it is a payment pursuant to Sections 401 to 405 of the Income Tax (Earnings and Pensions) Act 2003 although the Company makes no warranty to this effect and the balance will be subject to tax and national insurance in the normal way.

3.3
The Company will continue the Executive's private medical insurance (subject to the terms and condition of the scheme) until 1 April 2013 unless the Executive secures alternative cover before then in which case the Company will terminate the Executive's cover with its scheme.

4.     Company Property

4.1
The Executive warrants that the Executive will return to the Company by the Termination Date all property belonging to the Company or any Associated Company or any Associated Person (or any of its or their clients or customers) which has been in the Executive's possession or control, including (without limitation) any keys, documents, correspondence, papers, records, files, tapes, photographs, microfiches, magnetic discs, software, business equipment, credit cards, charge cards, phone, Company IPhone, security pass, ipad, proximity card, laptop, internet dongle, computer disks and data, client lists and other documents (whether confidential or not) and any copies or extracts of them however held whether in physical or electronic form and all other property in the Executive's possession or control by reason of the Executive's employment with the Company.

4.2
The Executive warrants that the Executive will not retain beyond the Termination Date any copies of any property of whatever nature in the Executive's possession or control by reason of the Executive's employment with the Company which belongs to the Company or any Associated Company or any Associated Person.

4.3
The Executive further warrants that within 7 days of the date of this Agreement, the Executive will delete from the hard disk of any private computer used by the Executive (i.e. not being a computer in the possession of the Company, any Associated Company or Associated Person) all documents and information belonging to or obtained from or prepared for the Company or any Associated Company or any Associated Person or any of its or their respective customers or clients and the Executive shall inform the Company of any passwords used by the Executive which are the property of the Company or any Associated Company or any Associated Person.

5.     Confidentiality, Intellectual Property and Post Termination Restrictions

5.1
The Executive's obligations in clause 16, 17 and 22 of the Employment Contract shall be deemed to be re-stated in this Agreement and will remain in full force and effect notwithstanding termination of the Executive's employment, and the Executive undertakes not at any time (without limit) after the termination of the Executive's employment to:

(a)
divulge or communicate to any person, company, business entity or other organisation; or

(b)
use for the Executive's own purpose or for any purposes other than those of the Company; or

(c)
through any failure to exercise due care and diligence, cause any unauthorised disclosure of,

  any trade secrets or Confidential Information relating to the Company or any Associated Company or any Associated Person.

5.2
If the Executive wishes the restrictions in clauses 22.1.3 or 22.1.4 of his Employment Contract to be amended so that he can accept a work opportunity, he should write to Oxford Industries Inc., (for the attention of Tom Campbell. Senior Vice President Law & Administration, Secretary and General Counsel) who will consider consenting to the removal of those restrictions in respect of a particular circumstance, that consent not to be unreasonably withheld. Any such consent can only be in writing from the Company.

5.3
The Executive will not (whether directly or indirectly):

(a)
commit any act or do any act or thing which it might reasonably be expected would damage the business, interests or reputation of the Company or any Associated Company or any Associated Person;

(b)
make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise (including an entry on a blog, Twitter, Facebook or any other social or business networking site) concerning the Company or any Associated Company or any Associated Person; or

(c)
make any statements to the press, media or other third parties in connection with the termination of the Executive's employment, the Company, any Associated Company or any Associated Person.

5.4
The obligations imposed on the Executive by this Clause 5 extend to the Executive acting not only on the Executive's own account but also on behalf of or through or in conjunction with any other entity, company or other person and shall apply whether the Executive acts directly or indirectly.

5.5
The parties will keep the terms and existence of this Agreement and the circumstances giving rise to its making strictly confidential and agree not to disclose, communicate or otherwise make public any information regarding the terms or existence of or circumstances giving rise to this Agreement save a disclosure:

(a)
as required by law;

(b)
to HMRC;

(c)
to the parties' professional advisers; or

(d)
in the case of the Executive, to the Executive's immediate family, provided the Executive procures that such immediate family complies with the terms of this clause as though they were a party to the Agreement.

6.     Waiver of Statutory Claims

6.1
The Executive declares that the Executive has not instituted and having received legal advice from the Adviser agrees to refrain from instituting any action (save for the Excepted Claims) against the Company or any Associated Company or any Associated Person before a Court or Employment Tribunal in relation to any claim arising under statute, statutory instrument or European Union law (including but not limited to the Specific Claims) that the Executive may have (whether at the time of signing this Agreement or in the future) against the Company or any Associated Company or any Associated Person in connection with the Executive's employment or the termination of the Executive's employment or directorship(s).

6.2
The Executive irrevocably and unconditionally waives and forgoes the Specific Claims and all other claims arising under statute, statutory instrument or European Union law which the Executive has or may have against the Company or any Associated Company or any Associated Person arising out of the Executive's employment or the termination of the Executive's employment or directorship(s), but excluding the Excepted Claims.

6.3
The Executive hereby asserts that the Executive has no further statutory claims other than the Specific Claims against the Company or any Associated Company or any Associated Person.

6.4
The Executive warrants that the Executive is not aware of any circumstances which may give rise to any Excepted Claim.

7.     Waiver of Contractual Claims

  The Executive waives all claims of any kind which the Executive is or might be entitled to make against the Company or any Associated Company or any Associated Person arising out of or in connection with the Executive's employment, directorships and/or the Employment Contract including, for the avoidance of doubt, the LTIP and Performance Share Unit Programme, but excluding the Excepted Claims.

8.     Full and Final Settlement

8.1
Save for the Excepted Claims the Executive accepts the terms of this Agreement in full and final settlement of all and any claims (including but not limited to the Specific Claims) or other rights of action or costs and expenses whatsoever and howsoever arising including any common law or statutory claims whatsoever (whether under the laws of England and Wales, the European Union or any other law) which the Executive has or may have against the Company or any Associated Company or any Associated Person arising out of or in connection with the Executive's employment or its termination, the Employment Contract, the LTIP, the Performance Share Unit Programme, the Executive's directorships or their termination or any other matter whether or not they are or could be in the contemplation of the parties at the time of signing this Agreement.

8.2
The Executive and the Company each acknowledge that it is their express intention when entering into this Agreement that (save for the Excepted Claims) it covers all future claims which the Executive has or may have against the Company or any Associated Company or any Associated Person arising out of or in connection with the Executive's employment or its termination or directorships or their termination, whether known or unknown to one or other or some or all of them, and whether or not the factual or legal basis for the claim is known or could have been known to one or other or some or all of them or may arise in the future. In particular, but without prejudice to the generality of the foregoing, the Executive agrees that should a claim, of the nature referred to in this Clause, in law or fact emerge which was not known or foreseeable or contemplated at the date of this Agreement the Executive acknowledges that there will be no recourse or remedy in respect of that claim.

9.     Repayment

  If the Executive breaches (either in part or in its entirety) Clause 2, 4, 6, 7, 8, 12, 14 and/or 17 of this Agreement, or notwithstanding these Clauses takes a claim which these Clauses sought to waive or exclude or if the Executive has made a misrepresentation in these Clauses, the Executive undertakes to repay the Termination Payment to the Company immediately upon demand, such Termination Payment to be recoverable by the Company as a debt.

10.   Set Off

  For the avoidance of doubt:

  (a)
  if the Executive's rights (whether past present or future) under any of the statutory provisions or EU legislation or contractual provisions referred to in this Agreement have not been validly and lawfully excluded by the provisions of this Agreement (which is not admitted); and

  (b)
  if the Executive exercises such rights (or any of them); and

  (c)
  if an Employment Tribunal or other Court should find that any compensation is payable to the Executive by the Company or any Associated Company or any Associated Person as a consequence;

  the Termination Payment shall be deducted (so far as may be requisite) from any award of compensation and/or costs in diminution or extinction of that award.

11.   Remedies for Breach of Confidentiality Restrictions

  The Executive acknowledges and agrees that:

  (a)
  damages would not be an adequate remedy in respect of any breach of the terms of clause 5 of this Agreement;

  (b)
  in the event that the Executive obtains, directly or indirectly, any financial or other reward for acting in breach of clause 5 of this Agreement, the Executive shall pay to the Company a sum equal to the profits, without deduction of any expenses which the Executive may have incurred, and shall make available on demand any information reasonably required in order to determine the amount of any sum owed, including (without prejudice to the generality of the foregoing) any financial records or copies of any contract or agreement.

12.   Tax and National Insurance

  The Company is proceeding on the basis that the first £30,000 of the Compensation Payment will not be subject to the deduction of income tax and national insurance. However, the amount of tax to be deducted is ultimately a matter for HMRC to decide and the Executive will be responsible for the payment of any additional income tax and employee's national insurance contributions in connection with the Termination Payment. The Executive undertakes fully and properly to indemnify and keep indemnified the Company and any Associated Company and any Associated Person on a continuing basis against any demand for tax (including employee's national insurance contributions) which may become payable by or on behalf of the Executive arising from the termination of the Executive's employment and/or from the arrangements set out in this Agreement and all and any liabilities (including interest, penalties, reasonable costs, claims or other expenses) which the Company or any Associated Company or any Associated Person may incur in relation to the failure of the Executive to pay any such tax demand, those sums to be paid by the Executive to the Company within seven (7) days of the receipt by the Executive of written confirmation from the Company of the sums so due.

13.   Assistance with Claims

  In the event of a claim being brought against the Company or any Associated Company or any Associated Person as a result of or otherwise connected to the period of the Executive's employment with the Company, the Executive undertakes to provide all such information, co-operation and assistance as the Company may reasonably require in the defence of that claim provided that the Company meets the Executive's reasonable expenses in respect of it.

14.   Independent Legal Advice

14.1
The Executive warrants that the Executive has taken independent legal advice from Rustom Tata of DMH Stallard (the "Adviser") who is a "relevant independent adviser" (as defined by Section 147 of the Equality Act 2010 and Section 203(3) of the ERA (as amended)) on the terms and effect of this Agreement and in particular its effect on the Executive's ability to pursue the Executive's rights before an Employment Tribunal.

14.2
The Executive warrants that the Adviser has confirmed to the Executive that at the time of the Executive taking the legal advice referred to above the Adviser had a policy of insurance or an indemnity provided for members of a professional body covering the risk of claim by the Executive in respect of any loss arising in consequence of such advice.

14.3
The Executive agrees and warrants that, having taken legal advice from the Adviser, the Specific Claims are all the claims (whether statutory or otherwise) which the Executive has or may have against the Company and/or its Associated Companies and/or any Associated Person and the Executive confirms that the Executive has raised all relevant facts and matters pertaining to the employment, the term of employment and the termination of the Executive's employment with the Adviser and the Company and the Executive acknowledges that the Company enters into this Agreement in reliance on the warranty given by the Executive in this clause.

14.4
The Executive warrants that the Adviser will sign the Adviser's certificate at Schedule 2 with effect from the date of this Agreement.

15.   Employment Legislation

  The Executive and the Company confirm that the conditions regulating this Agreement under the provisions of section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, paragraph 2 of schedule 3A of the Disability Discrimination Act 1995, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, paragraph 2(2) of schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 2(2) of schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 12 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, paragraph 2(2) of schedule 5 of the Employment Equality (Age) Regulations 2006 and section 147 of the Equality Act 2010 or any other equivalent provision in other United Kingdom legislation (the "Employment Legislation") are satisfied.

16.   Legal fees

  The Company will pay the Executive's reasonable legal fees in connection with the termination of the Executive's employment and the preparation of this Agreement up to a maximum of £2,000 plus VAT to be paid direct to the Adviser after receipt from the Adviser of an invoice addressed to the Executive and marked as payable by the Company.

17.   Further Assurance

  The Executive confirms that he will sign all and any documents, contracts, notes, papers, forms and do any other thing required to give effect to, or arising from, the fact and matter of the termination of the Executive's employment with the Company and his resignation from the directorships of any Associated Company including but not limited to the directorships referred to in Schedule 4 to this Agreement.

18.   Contracts (Rights of Third Parties) Act 1999

  Each Associated Company and Associated Person shall be able to enforce in its or their own right the terms of this Agreement which expressly or impliedly confer any benefit on that entity or person subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. The parties also agree that they shall be entitled to rescind or vary by mutual written agreement all or any of the rights of any Associated Company or Associated Person under this Agreement without the consent of the relevant Associated Company or Associated Person.

19.   Entire Agreement

  This Agreement and any documents referred to in it constitute the entire agreement between the parties in respect of its subject matter and supersede all previous agreements and understandings between the parties and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

20.   Without Prejudice and Subject to Contract

  Notwithstanding that this Agreement is marked "without prejudice and subject to contract", once the Agreement has been signed by the parties and the certificate is signed by the Adviser under the terms of this Agreement, this Agreement will cease to be "without prejudice and subject to contract".

21.   Governing Law and Jurisdiction

  This Agreement shall be governed and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

SIGNED by	)
)
for and on behalf of	)
BEN SHERMAN GROUP LIMITED	)

SIGNED by PANAYIOTIS PHILIPPOU	) )
in the presence of:

Witness:
Signature
Name	RUSTOM TATA
Address	6 NEW STREET SQUARE
NEW FETTER LANE, LONDON EC4A 3BF
Occupation	SOLICITOR.

 SCHEDULE 1.

Specific Claims

        Claims:

  (a)
  for breach of contract or wrongful dismissal;

  (b)
  for unfair dismissal under sections 93 and 111 of the Employment Rights Act 1996;

  (c)
  for a statutory redundancy payment;

  (d)
  in respect of a statement for reasons for dismissal;

  (e)
  in relation to an unauthorised deduction from wages or unauthorised payment;

  (f)
  in relation to employment particulars and itemised pay statements;

  (g)
  for an unlawful detriment in breach of section 47B of the Employment Rights Act 1996 (protected disclosures);

  (h)
  for an unlawful detriment under section 48 of the Employment Rights Act 1996;

  (i)
  in relation to working time or holiday pay under the Working Time Regulations 1998;

  (j)
  arising out of any complaints or grievances by the Executive;

  (k)
  for direct or indirect discrimination, harassment or victimisation related to age, under section 120 of the Equality Act 2010 and/or under regulation 36 of the Employment Equality (Age) Regulations 2006;

  (l)
  for direct or indirect discrimination, harassment or victimisation related to race under section 120 of the Equality Act 2010 and/or direct or indirect discrimination, harassment or victimisation related to race, colour, race, nationality or ethnic or national origin, under section 54 of the Race Relations Act 1976;

  (m)
  for direct or indirect discrimination, harassment or victimisation related to sexual orientation, under section 120 of the Equality Act 2010 and/or under regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003;

  (n)
  for direct or indirect discrimination, harassment or victimisation related to a protected characteristic (as set out in section 4 of the Equality Act 2010), under section 120 of the Equality Act 2010;

  (o)
  for breach of obligations under the Protection from Harassment Act 1997;

  (p)
  for failure to comply with obligations under the Human Rights Act 1998;

  (q)
  for failure to comply with obligations under the Data Protection Act 1998;

  (r)
  in relation to personal injury claims, including injury to feelings, injury to health, psychiatric injury and claims for stress and anxiety, whether or not the Executive is aware of such claims;

  (s)
  in relation to the right to be accompanied under section 12 of the Employment Relations Act 1999 and section 48 of the Employment Rights Act 1996; and

  (t)
  arising as a consequence of the United Kingdom's membership of the European Union.

 SCHEDULE 2

Adviser's Certificate

        I, Rustom Tata of DMH Stallard confirm that PANAYIOTIS PHILIPPOU (the "Executive") has received independent legal advice from me on the terms and effect of the Compromise Agreement between the Executive and BEN SHERMAN GROUP LIMITED (the "Company") (the "Compromise Agreement") and in particular, its effect on the Executive's ability to pursue the Executive's rights before an Employment Tribunal in accordance with the provisions of the Employment Legislation as defined in the Compromise Agreement.

        I am not acting (and have not acted) in the matter for the Company or any Associated Company or Associated Person (each as defined in the Compromise Agreement).

        I also confirm that I am a solicitor of the Senior Courts of England & Wales, who holds a valid practising certificate and whose firm is covered by a policy of insurance or an indemnity provided for members of a professional body covering the risk of a claim in respect of any loss arising in consequence of the advice that I have given to the Executive in connection with the terms and effect of the Compromise Agreement.

SIGNED:	Adviser
DATED:	12-11-12.

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 SCHEDULE 4

Resignation of Directorship(s)

To the Company Secretary
Ben Sherman Group Limited
(the "Company")
9 November 2012

        I hereby resign my position as a director of the Company and the following Associated Companies:

Company	Company Number
Ben Sherman (Lurgan) Limited	NI027819
Ben Sherman (Manufacturing) Limited	NI027826
Ben Sherman Group Limited	NI027297
Ben Sherman Holdings Limited	05184686
Ben Sherman Limited	03998077
Dunkeld Fashions Limited	02851400
Neal and Cooper Limited	02851395
Oxford Industries (UK2) Limited	05184703
Oxford Industries (UK3) Limited	05184730
Rodeo International Limited	01637701
Sherman Cooper Marketing Limited	03254173
Slix Limited	02851396
Tern Shirts Limited	02851402
Textile Caledonia Investments Limited	SC196779
The Branded Shirt Company Limited	02851398

with effect from 9 November 2012 and I confirm that I have no claims of any nature outstanding against the Company and/or any Associated Company in respect of such resignations.

        I hereby irrevocably authorise any director of the Company, in my name and on my behalf, to sign any documents or do anything as necessary or requisite to effect such resignation, or to effect my resignation as a director of any other Associated Company as defined in the Compromise Agreement between the Company and me dated [2012].

EXECUTED as a DEED by PANAYIOTIS PHILIPPOU	) )

In the presence of:

Witness:

Signature
Name	Rustom TATA.
Address	6 NEW STREET SQUARE, NEW FETTER LANE, LONDON EC4A 3BF.
Occupation	SOLICITOR.

QuickLinks

  Exhibit 10.14
SCHEDULE 1.
Specific Claims
SCHEDULE 2 Adviser's Certificate
XXXXXXXX
SCHEDULE 4 Resignation of Directorship(s)